UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2022

SPOK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5911 Kingstowne Village Pkwy, 6th Floor Alexandria, Virginia	22315
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 611-8488

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPOK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2022, the Board of Directors (the “Board”) of Spok Holdings, Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s bylaws (as so amended, the “Bylaws”).

The amendments revise the advance notice disclosure requirements contained in the Bylaws to require the stockholder proposing business or nominating directors to provide certain additional information regarding the stockholder and the stockholder’s relationships with the Company and its competitors. Further, the Bylaws require the stockholder to provide additional information regarding any candidate the stockholder proposes to nominate for election as a director, including a description of any business or personal interests that could place the candidate in a potential conflict of interest with the Company and a consent from the candidate’s employer and/or boards of directors on which the candidate serves, if needed. The Bylaws also clarify the Board's authority to reasonably request additional information from such stockholders and director nominees. All disclosures must be updated as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting.

In addition, the amendments revise the deadline in the Bylaws for advance notice of director nominations for a special meeting of stockholder where directors will be elected to generally not earlier than the close of business 120 days prior to such special meeting and not later than the close of business 90 days prior to such special meeting, or, if later, the tenth day following public announcement of the special meeting. Further, the amendments prohibit stockholders from submitting more nominees than the number of directors up for election at the applicable meeting.

The amendments also address the universal proxy rules adopted by the U.S. Securities and Exchange Commission by clarifying that no person may solicit proxies in support of a nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements. Further, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for the exclusive use by the Board.

The Bylaws also adopt an exclusive forum provision designating (i) Court of Chancery of the State of Delaware (the "Court of Chancery") (or, in the event that the Court of Chancery does not have jurisdiction, the Delaware federal courts) as the exclusive forum for certain stockholder and intra-corporate litigation and (ii) US federal courts as the exclusive forum for all claims arising under the Securities Act of 1933. The Bylaws further enable the Company to initiate an action against a stockholder to enforce the exclusive forum requirements should the stockholder sue, or threaten to sue, in another jurisdiction.

The amendments also include certain technical, conforming, modernizing or clarifying changes to the Bylaws.

The foregoing description of the changes contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws of Spok Holdings, Inc., dated October 26, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spok Holdings, Inc.

Date: October 28, 2022	By:	/s/ Calvin C. Rice
		Name:	Calvin C. Rice
		Title:	Chief Financial Officer